Exhibit 24(b)(11)



INDEPENDENT AUDITORS' CONSENT



Oppenheimer Limited-Term Government Fund:

We consent to the use in this Post-Effective Amendment No. 21 to Registration Statement No. 33-02769 of Oppenheimer Limited-Term Government Fund of our report dated October 20, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us firm under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.


/s/ Deloitte & Touche LLP
--------------------------
DELOITTE & TOUCHE, LLP
Denver, Colorado

January 18, 1996